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             [LETTERHEAD OF GIBSON, DUNN & CRUTCHER APPEARS HERE]


                               OCTOBER 25, 1994





                                                               C 99007-00935


ZERO Corporation
444 South Flower St.
Los Angeles, CA 90071

     Re:  Registration Statement on Form S-8
          ----------------------------------

Gentlemen and Mesdames:

     We have acted as counsel to ZERO Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of (i) 750,000 shares (the "Option Shares") of Common Stock, $.01 par value per share, of the Company (the "Common Stock") which have been reserved for issuance from time-to-time pursuant to awards granted and to be granted under the Company's 1994 Stock Option Plan (the "Plan"); (ii) 200,000 shares (the "Savings Plan Shares") of Common Stock to be issued under the ZERO Corporation Retirement Savings Plan (the "Savings Plan"); and (iii) an indeterminate number of interests in the Savings Plan.

     We have examined, among other things, the Company's Certificate of Incorporation and Bylaws, the Plan and related agreements, and records of corporate proceedings and other actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Option Shares. Based on the foregoing and in reliance thereon, it is our opinion that the Option Shares, when issued pursuant to awards granted and exercised in accordance with the provisions of the Plan and related agreements, will be legally issued, fully paid and non-assessable.
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[LETTERHEAD OF GIBSON,DUNN & CRUTCHER APPEARS HERE]

ZERO Corporation
October 25, 1994
Page 2


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/Gibson, Dunn & Crutcher

                                        GIBSON, DUNN & CRUTCHER

PFZ/SSH